Exhibit 99.1

CESCA THERAPEUTICS BOARD OF DIRECTORS APPOINT ROBIN C. STRACEY AS CHIEF EXECUTIVE OFFICER

Rancho Cordova, CA, June 12, 2015 -- Cesca Therapeutics Inc. (Nasdaq: KOOL), an autologous cell-based regenerative medicine company, announced today the appointment of Robin C. Stracey as Chief Executive Officer.

Robin C. Stracey, (57) was appointed to the Board of Directors of Cesca Therapeutics in July 2011 and will remain a member of the Board.  On October 29, 2014, the Company announced that Mr. Stracey had been appointed to serve as Interim CEO.  Mr. Stracey had previously served as the President and Chief Executive Officer at several companies, both public and private, and has over thirty years of experience in the global life sciences business.

Craig W. Moore, Chairman of Cesca Therapeutics' Board of Directors commented, "The Board of Directors felt very comfortable appointing Robin as Interim CEO in October of last year.  During the past seven months, he has guided Cesca through several challenges, without the Company losing focus on its breakthrough clinical programs. We are delighted that he has agreed to assume the permanent role of Chief Executive Officer."

Robin C. Stracey added, "This is an exciting time for the Company and I am thrilled to be involved on a full-time and permanent basis. I look forward to working with the talented employees at Cesca during the next phase of the Company's growth and development.  I appreciate very much the support I have received so far from both the Board of Directors and the entire Cesca team."

About Cesca Therapeutics Inc.
Cesca Therapeutics Inc. (www.cescatherapeutics.com) is engaged in the research, development and commercialization of autologous cell-based therapeutics for use in regenerative medicine. The Company is a leader in the development and manufacture of automated blood and bone marrow processing systems that enable the separation, processing and preservation of cell and tissue therapy products.  These include:
•	SurgWerks™; proprietary stem cell therapy point-of-care kits for the treatment of vascular and orthopedic indications that integrate the following indication specific elements:
•	Cell harvesting
•	Cell processing and selection
•	Cell diagnostics
•	Cell delivery
•	CellWerksTM; a proprietary stem cell laboratory kit for the processing of target cells used in the treatment of oncological and hematological disorders.
•	The AutoXpress® (AXP); a proprietary automated device, along with companion sterile blood processing disposables, for the harvesting of stem cells from cord blood.
•
The MarrowXpress® (MXP); a derivative product of the AXP and its accompanying disposable bag set, for the isolation and concentration of stem cells from bone marrow. Self-powered and microprocessor-controlled, the MXP contains flow control optical sensors that volume-reduces blood from bone marrow to a user defined volume in 30 minutes while retaining over 90% of mononuclear cells (MNCs).

•	The Res-Q™ 60 (Res-Q); a point-of-care system designed for the preparation of cell concentrates, including stem cells, from bone marrow aspirates and whole blood for platelet rich plasma (PRP).
•	The BioArchive® System; an automated cryogenic device, used by cord blood stem cell banks in more than 30 countries, for cryopreservation and archiving of cord blood stem cell units for transplant.

Forward Looking Statement:
The statements contained herein may include statements of future expectations and other forward looking statements that are based on management's current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements, including FDA approval, timing of the Company's submission of IDE applications, or amendments to such applications, and outcomes from such submissions. Further, clinical trial outcomes are not predictable, and results may vary from the Company's expectations, including the start of any such clinical trials, patient follow up issues, and costs associated with such trials. Further description of other risks that could cause actual events to differ from the outcomes predicted by Cesca Therapeutics' forward-looking statements is set forth under the caption "Risk Factors" in Cesca Therapeutics annual report on Form 10-K and other reports it files with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward-looking statements.
Contact:
Cesca Therapeutics Inc.
http://www.cescatherapeutics.com
Investor Contact: Kirin Smith, ProActive Advisory Group
+ 1-646-863-6519, or ir@cescatherapeutics.com